CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of ICOX Innovations, Inc. of our report dated April 2, 2018 relating to our audits of the December 31, 2017 and 2016 consolidated financial statements, which appear in the Annual Report on Form 10-K of ICOX Innovations, Inc. for the year ended December 31, 2017 which report appears in the Prospectus that is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Haynie & Company

Salt Lake City, UT

April 5, 2018